EXHIBIT 10.31

LETTER AMENDMENT

Dated as of November 24, 2017

To the banks, financial institutions
and other institutional lenders
(collectively, the “Lenders") parties
to the Credit Agreement referred to
below and to Citibank, N.A., as agent
(the “Agent") for the Lenders

Ladies and Gentlemen:

We refer to the Credit Agreement dated as of June 27, 2014 (the “Credit Agreement”) among the undersigned and you. Capitalized terms not otherwise defined in this Letter Amendment have the same meanings as specified in the Credit Agreement.

The Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended as follows:

(a)The following definition is added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Bail-In Action” has the meaning specified in Section 8.17.

(b)The definition of “Lender Insolvency Event” is amended immediately after the phrase “become the subject of” the phrase “a Bail-In Action or”.

(c)Section 5.01(h) of the Credit Agreement is amended by adding to the end thereof a new parenthetical proviso to read as follows:

(provided that, for purposes of clauses (i), (ii) and (iii) of this proviso, the 50% threshold in the defined term “Subsidiary” shall be deemed to be 40%)

(d)	Section 5.02(b) of the Credit Agreement is amended in full to read as follows:

Mergers, Etc. Merge or consolidate with or into, or permit any of its Subsidiaries to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose or permit any of its Subsidiaries to convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Borrower and its Subsidiaries, on a consolidated basis, to, any Person, except that any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of assets (including by way of liquidation or dissolution) to, any other Subsidiary of the Borrower, and except that any Subsidiary of the Borrower may merge into or dispose of assets (including by way of liquidation or dissolution) to the Borrower, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

(e)A new Section 8.17 is added of the Credit Agreement to read as follows:

Section 8.17. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under this Agreement, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

The following terms, as used herein, have the following meanings:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Loan Market Association” means the London trade association, which is the self- described authoritative voice of the syndicated loan markets in Europe, the Middle East and Africa.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

This Letter Amendment shall become effective as of the date first above written when, and only when, on or before December 31, 2017, the Agent shall have received counterparts of this Letter Amendment executed by the undersigned and the Required Lenders. This Letter Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

The Borrower represents and warrants that the representations and warranties contained in Section 4.01 of the Credit Agreement are correct on and as of the date hereof, except to the extent that any such representation or warranty is stated

to relate to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date, before and after giving effect to this Letter Amendment, and no Default has occurred and is continuing.
On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment.

The Credit Agreement and the Notes, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning a counterpart of this Letter Amendment to Susan L. Hobart, Shearman & Sterling LLP; email: shobart@shearman.com.

This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier or other electronic delivery shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Very Truly Yours,

JUNIPER NETWORK, INC.

By:	/s/ Brian Martin
Name:	Brian Martin
Title:	Senior Vice President, General Counsel

Agreed as of the date first above written:

CITIBANK, N.A.
as Agent and as Lender
By:	/s/ Susan M. Olsen
Name:	Susan M. Olsen
Title:	Vice President

BANK OF AMERICA, N.A.
By:	/s/ Christopher G. Fallone
Name:	Christopher G. Fallone
Title:	Associate

BARCLAYS BANK PLC
By:	/s/ May Huang
Name:	May Huang
Title:	Assistant Vice President

BNP PARIBAS
By:	/s/ Gregory R. Paul
Name:	Gregory R. Paul
Title:	Managing Director

By:	/s/ Charles De Clapiers
Name:	Charles De Clapiers
Title:	Director

JPMORGAN CHASE BANK, N.A.
By:	/s/ Caitlin Stewart
Name:	Caitlin Stewart
Title:	Vice President

MORGAN STANLEY BANK, N.A.
By:	/s/ Donatus Anusionwu
Name:	Donatus Anusionwu
Title:	Vice President

THE BANK OF TOKYO-MISTUBISHI UFJ, LTD.
By:	/s/ Matthew Antioco
Name:	Matthew Antioco
Title:	Director

WELLS FARGO BANK, N.A.
By:	/s/ Patrick Levesque
Name:	Patrick Levesque
Title:	Director